Exhibit 99.1

Disc Medicine Reports First Quarter 2023 Financial Results and Provides Business Update

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Two ongoing Phase 2 studies of bitopertin in EPP; initial safety and efficacy data from open-label BEACON trial to be presented at the European Hematology Association (EHA) Congress in June 2023; topline data from both BEACON and AURORA studies expected by end of 2023

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Two separate, ongoing Phase 1b/2 studies of DISC-0974 in patients with anemia of chronic kidney disease who are not receiving dialysis (NDD-CKD) and also in patients with myelofibrosis and anemia; interim data expected by end of 2023

•	In-licensed anti-TMPRSS6 monoclonal antibodies from Mabwell Therapeutics; Phase 1 trial expected to start 2H 2023

•	Completed $62.5 million financing led by Bain Capital Life Sciences

WATERTOWN, Mass. (May 15, 2023) – Disc Medicine, Inc. (NASDAQ:IRON), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today reported financial results for the first quarter ending March 31, 2023 and provided an update on recent program and corporate developments.

“We have had an excellent start to 2023 with each of our development programs on-track; multiple clinical studies ongoing, including new indications such as CKD anemia and Diamond-Blackfan anemia; and growing our pipeline by in-licensing a third, Phase-1 ready program,” said John Quisel, J.D., Ph.D., President and Chief Executive Officer of Disc. “We are positioned to deliver a series of important catalysts across our portfolio through the rest of 2023 and into next year, beginning with the presentation of initial data from the BEACON study at EHA.”

Recent Business Highlights and Upcoming Milestones:

Bitopertin: GlyT1 Inhibitor (Heme Synthesis Modulator)

Bitopertin is an investigational, clinical-stage, orally-administered inhibitor of glycine transporter 1 (GlyT1) that is designed to modulate heme biosynthesis. GlyT1 is a membrane transporter expressed on developing red blood cells and is required to supply sufficient glycine for heme biosynthesis and support erythropoiesis. Disc is planning to develop bitopertin as a potential treatment for a range of hematologic diseases including erythropoietic porphyrias, where it has potential to be the first disease-modifying therapy.

•	Continued enrollment of BEACON, an open-label Phase 2 clinical study of bitopertin in patients with EPP and X-linked protoporphyria (XLP).

•	Interim data will be presented at EHA Congress on June 9, 2023, with an accompanying management call at 7:30 am ET the same day.

•	Disc expects topline data from BEACON by end of 2023.

•	Continued enrollment for AURORA, a Phase 2 randomized, placebo-controlled clinical study of bitopertin in adults with EPP. Disc expects topline data from AURORA by end of 2023.

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Received a positive opinion on Orphan Designation for bitopertin for treatment of EPP from the European Committee for Orphan Medical Products in January 2023. Orphan Drug Designation was previously granted by the FDA in 2022.

•	Announced a collaboration with NIH to study bitopertin in patients with Diamond-Blackfan Anemia in March 2023; the study is expected to initiate mid-year 2023.

DISC-0974: Anti-Hemojuvelin Antibody (Hepcidin Suppression)

DISC-0974 is an investigational anti-hemojuvelin monoclonal antibody (mAb) and is designed to suppress hepcidin production and increase serum iron levels in patients suffering from anemia of inflammation.

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Initiated and enrollment is ongoing for a Phase 1b/2 clinical study of patients with anemia of chronic kidney disease who are not receiving dialysis (NDD-CKD) in February 2023; interim data expected by end of 2023

•	Continued enrollment in a Phase 1b/2 clinical study in MF patients with severe anemia on stable background therapy; interim data expected by end of 2023

MWTX-003: Anti-TMPRSS6 Antibody (Hepcidin Induction)

MWTX-003 is an investigational, anti-TMPRSS6 (Transmembrane Serine Protease 6, also known as Matriptase-2) monoclonal antibody designed to increase hepcidin production and suppress serum iron.

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Entered into an exclusive licensing agreement with Mabwell Therapeutics in January 2023 to obtain an exclusive license to rights outside of Greater China for a portfolio of monoclonal antibodies targeting TMPRSS6 including a Phase 1-ready drug candidate, MWTX-003.

•	The IND was accepted in November 2022 and Disc plans to initiate a Phase 1 study of MWTX-003 in healthy volunteers during the second half of 2023.

•	Disc plans to develop MWTX-003 initially as a treatment for polycythemia vera as well as other indications.

Corporate:

•	Completed a $62.5 million registered direct offering of our common stock led by Bain Capital Life Sciences, with participation from Access Biotechnology and OrbiMed, in February 2023.

First Quarter 2023 Financial Results:

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Cash Position: Cash and cash equivalents were $236.4 million as of March 31, 2023 compared to $194.6 million as of December 31, 2022. The increase was due to $62.5 million in gross proceeds from a registered direct offering led by Bain Capital Life Sciences in February 2023, as well as $15.0 million in gross proceeds from ATM offerings completed in Q1 2023. Disc expects its cash and cash equivalents to fund its operational plans into 2025.

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Research and Development Expenses: R&D expenses were $20.2 million for the quarter ending March 31, 2023, as compared to $7.8 million for the quarter ending March 31, 2022. The increase in R&D expenses were primarily driven by a one-time $10.0 million upfront payment under the Mabwell license agreement and the progression of Disc’s portfolio, including increased headcount, the advancement of DISC-0974 into an additional Phase 1b/2 clinical study, and bitopertin’s ongoing two Phase 2 clinical studies.

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General and Administrative Expenses: G&A expenses were $4.9 million for the quarter ending March 31, 2023, as compared to $2.1 million for the same period in 2022. The increase in G&A expenses was primarily due to increased headcount and legal and market research costs.

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Net Loss: The net loss was $22.8 million for the first quarter of 2023, as compared to $9.9 million for the first quarter of 2022. The increase was primarily due to higher operating costs in the current period to support the continued advancement of the Company’s pipeline.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Available Information

Disc announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts and the investor relations section of the Company website at ir.discmedicine.com in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding Disc’s expectations with respect to its AURORA Phase 2 and BEACON Phase 2 clinical studies of bitopertin, and anticipated study of bitopertin in Diamond-Blackfan Anemia, its Phase 1b/2 clinical study of DISC-0974 in NDD-CKD patients with anemia, its anticipated Phase 1 study of MWTX-003 and potential development of MWTX-003 as a treatment for polycythemia vera and other indications, projected timelines for the initiation and completion of its clinical trials, anticipated timing of release of data, and other clinical activities; Disc’s business plans and objectives; and Disc’s beliefs about operating expenses and that it will have capital to fund Disc into 2025. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by Disc from time to time with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Ended March 31,
	2023	2022
Operating expenses:
Research and development	$20,180	$7,821
General and administrative	4,945	2,139

Total operating expenses	25,125	9,960

Loss from operations	(25,125)	(9,960)
Other income (expense), net	2,367	107
Income tax expense	(23)	—

Net loss	$(22,781)	$(9,853)

Weighted-average common shares outstanding-basic and diluted	18,954,914	923,750

Net loss per share-basic and diluted	$(1.20)	$(10.67)

DISC MEDICINE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$236,422	$194,611
Other current assets	5,716	3,880

Total current assets	242,138	198,491
Non-current assets	1,642	1,714

Total assets	$243,780	$200,205

Liabilities and Stockholders’ Equity
Current liabilities	$9,980	$22,578
Non-current liabilities	945	1,027

Total liabilities	10,925	23,605
Total stockholders’ equity	232,855	176,600

Total liabilities and stockholders’ equity	$243,780	$200,205

Media Contact

Peg Rusconi

Verge Scientific Communications

prusconi@vergescientific.com

Investor Relations Contact

Suzanne Messere

Stern Investor Relations

suzanne.messere@sternir.com